                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

      Filed by the registrant  [X]

      Filed by a party other than the registrant  [ ]

      Check the appropriate box:

      [ ] Preliminary proxy statement.

      [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
          14a- 6(e)(2)).

      [X] Definitive proxy statement.

      [ ] Definitive additional materials.

      [ ] Soliciting material pursuant to Rule 14a-12

                        Community Shores Bank Corporation

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                (Name of Registrant as Specified in Its Charter)

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         (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

      [X] No fee required.

      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

            (1) Title of each class of securities to which transaction applies:

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            (2) Aggregate number of securities to which transaction applies:

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            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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            (4) Proposed maximum aggregate value of transaction:

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            (5) Total fee paid:

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      [ ] Fee paid previously with preliminary materials.

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      [ ] Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1)   Amount Previously Paid:

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            (2)   Form, Schedule or Registration Statement No.:

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            (3)   Filing Party:

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            (4)   Date Filed:

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

                    (COMMUNITY SHORES BANK CORPORATION LOGO)

                              1030 W. NORTON AVENUE
                            MUSKEGON, MICHIGAN 49441

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 12, 2005

TO OUR SHAREHOLDERS:

      The 2005 annual meeting of the shareholders of Community Shores Bank Corporation will be held at the Muskegon Country Club at 2801 Lakeshore Drive, in Muskegon, Michigan, on Thursday, May 12, 2005, at 2:00 p.m., local time. The meeting is being held for the purpose of considering and voting on the following matters:

      1. Election of four Class I directors, each for a three year term, as detailed in the accompanying proxy statement.

      2. Approval of the 2005 Employee Stock Option Plan, as detailed in the accompanying proxy statement.

      3. Approval of the 2005 Director Stock Option Plan, as detailed in the accompanying proxy statement.

      4. To transact such other business as may properly be brought before the meeting or any adjournment or adjournments of the meeting.

      All holders of record of shares of common stock at the close of business on Thursday, March 17, 2005 are entitled to notice of and to vote at the meeting, and any postponements or adjournments of the meeting.

      YOUR VOTE IS IMPORTANT. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. WE WOULD APPRECIATE RECEIVING YOUR PROXY BY THURSDAY, MAY 5, 2005.

                                           By Order of the Board of Directors,
                                           Jose A. Infante
                                           Chairman of the Board, President
                                           and Chief Executive Officer

Dated: April 7, 2005

                        COMMUNITY SHORES BANK CORPORATION
                              1030 W. NORTON AVENUE
                            MUSKEGON, MICHIGAN 49441

                                                                   April 7, 2005

                                 PROXY STATEMENT

                               GENERAL INFORMATION

      This proxy statement is furnished to shareholders of Community Shores Bank Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of its shareholders to be held on Thursday, May 12, 2005, at 2:00 p.m., at the Muskegon Country Club at 2801 Lakeshore Drive, Muskegon, Michigan, and at any and all adjournments of the meeting. It is expected that the proxy materials will be mailed to shareholders on or about April 7, 2005.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise. Unless the proxy is revoked, the shares represented by the proxy will be voted at the annual meeting or any adjournment of the meeting.

      The entire cost of soliciting proxies will be borne by the Company. Mellon Investor Services, LLC, 44 Wall Street, 7th Floor, New York, New York 10005 has been retained by the Company to aid in the solicitation of proxies. For these services, the Company has agreed to pay Mellon Investor Services a fee of $7,500 and reimburse it for certain out-of-pocket disbursements and expenses. Directors, officers, or other employees of the Company or its subsidiary, Community Shores Bank (the "Bank"), may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversation, or by telephone, facsimile or electronic means. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of common stock of the Company.

      The Board of Directors, in accordance with the Bylaws, has fixed the close of business on March 17, 2005 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting and at any and all adjournments of the meeting.

      At the close of business on the record date, the outstanding number of voting securities of the Company was 1,432,800 shares of common stock, each of which is entitled to one vote. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

                              ELECTION OF DIRECTORS

      The Company's Articles of Incorporation and Bylaws provide that the number of directors, as determined from time to time by the Board of Directors, shall be no less than six and no more than fifteen. The Board of Directors has presently fixed the number of directors at eleven. The Articles of Incorporation and Bylaws further provide that the directors shall be divided into three classes, Class I, Class II and Class III, with each class serving a staggered three year term and with the number of directors in each class being as nearly equal as possible.

      The Board of Directors has nominated Gary F. Bogner, Robert L. Chandonnet, Jose A. Infante and Joy R. Nelson as Class I directors for three year terms expiring at the 2008 annual meeting and upon election and qualification of their successors. Each of the nominees is presently a Class I director of the Company whose term expires at the 2005 annual meeting of the shareholders. The other members of the Board, who are Class II and Class III directors, will continue in office in accordance with their previous elections until the expiration of their terms at the 2006 or 2007 annual meeting.

      It is the intention of the persons named in the enclosed proxy to vote the proxy for the election of the four nominees. The proposed nominees for election as director are willing to be elected and serve; but in the event that any nominee at the time of election is unable to serve or is otherwise unavailable for election, the Board of Directors may select a substitute nominee, and in that event the persons named in the enclosed proxy intend to vote the proxy for the person selected. If a substitute nominee is not selected, the proxy will be voted for the election of the remaining nominees. The affirmative vote of a plurality of the votes cast at the meeting is required for the nominees to be elected. Votes withheld and broker non-votes are not counted toward a nominee's total.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table presents information regarding the beneficial ownership of the Company's common stock by each person known to the Company to own beneficially more than 5% of the outstanding shares of common stock as of February 15, 2005.

                                                       PERCENT OF
                                          AMOUNT         CLASS
                                       BENEFICIALLY   BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER     OWNED (1)       OWNED
------------------------------------   ------------   ------------
Norma J. Girod, Stephen J. Girod and
  Gerald J. Girod, trustees of the
  Gordon H. Girod Trust
  3677 Lakeshore Drive North
  Holland, Michigan 49424                100,000          7.0%

Bruce J. Essex, Jr.
  and Muskegon Castings Corp.
  1985 E. Laketon Avenue
  Muskegon, Michigan 49442              83,250(2)         5.8%

(1)   Based on information provided by the named beneficial owners.

(2) Muskegon Castings Corp. owns 81,250 of these shares. Mr. Essex owns 2,000 of these shares; and a substantial majority of the outstanding shares of Muskegon Castings Corp. Mr. Essex is the Chairman of the Board, President, Chief Executive Officer, and sole member of the Board of Directors of Muskegon Castings Corp., and controls the voting and disposition of these shares. Mr. Essex's father, Bruce J. Essex, is a member of the Board of Directors of the Company.

      The following table presents information regarding the beneficial ownership of the Company's common stock, as of February 15, 2005, by each director of the Company, each nominee for election as a director of the Company, the executive officers named in the Summary Compensation Table, and all directors and executive officers of the Company as a group.

                                                                                                PERCENT OF
                                                                                 AMOUNT            CLASS
                                                                               BENEFICIALLY    BENEFICIALLY
NAME OF BENEFICIAL OWNER                                                         OWNED (1)      OWNED (14)
---------------------------------------------------------------------------    ------------    ------------
Gary F. Bogner                                                                 29,930(2)(3)         2.1%
John C. Carlyle                                                                27,000(2)            1.9%
Robert L. Chandonnet                                                           65,630(2)            4.6%
Dennis L. Cherette                                                             16,500(2)(4)         1.2%
Bruce J. Essex                                                                 22,295(2)(5)         1.6%
Michael D. Gluhanich                                                           32,930(2)(6)         2.3%
John L. Hilt                                                                   40,710(2)(7)         2.8%
Jose A. Infante                                                                70,983(8)            4.8%
Joy R. Nelson                                                                   5,630(2)(9)           *
Bruce C. Rice                                                                        1,000            *
Roger W. Spoelman                                                                        0            *
Heather D. Brolick                                                               30,478(10)         2.1%


Ralph R. Berggren                                                                31,975(11)         2.2%
Tracey A. Welsh                                                                   6,565(12)           *
All directors and executive officers of the Company as a group (14 persons)     381,626(13)        24.7%

*     Less than one percent

(1) Some or all of the common stock listed may be held jointly with, or for the benefit of, spouses and children or grandchildren of, or various trusts established by, the person indicated.

(2) Includes 2,000 shares that the named director has the right to acquire within 60 days of February 15, 2005 pursuant to the Company's Director Stock Option Plan.

(3)   Includes 1,800 shares owned by Mr. Bogner's spouse.

(4) Includes 14,500 shares that are owned by a corporation that is 50% owned by Mr. Cherette, and over which he shares voting and dispositive power.

(5) Includes 6,250 shares owned by Port City Die Cast, a corporation solely owned by Mr. Essex; and 700 shares owned by Mr. Essex's spouse.

(6) Includes 1,000 shares held in a family partnership of which Mr. Gluhanich is the general partner.

(7) Includes 38,710 shares that are held by Mr. Hilt's spouse in a revocable trust, for which Mr. Hilt and his spouse are both trustees, and share voting power.

(8) Includes 40,000 shares that Mr. Infante has the right to acquire within 60 days of February 15, 2005 pursuant to the Company's 1998 Employee Stock Option Plan, and 7,790 shares that Mr. Infante owns under the Bank's 401(k) Plan. Includes also 210 shares owned by Mr. Infante's children and 998 shares owned by Mr. Infante's spouse.

(9)   Includes 1,130 shares held by Mrs. Nelson's spouse.

(10) Includes 25,500 shares that Ms. Brolick has the right to acquire within 60 days of February 15, 2005 pursuant to the Company's 1998 Employee Stock Option Plan, 2,278 shares that Ms. Brolick owns under the Bank's 401(k) Plan, and 200 shares owned by her spouse.

(11) Includes 25,500 shares that Mr. Berggren has the right to acquire within 60 days of February 15, 2005 pursuant to the Company's 1998 Employee Stock Option Plan, 675 shares that Mr. Berggren owns under the Bank's 401(k) Plan, and 800 shares owned by his spouse.

(12) Includes 5,625 shares that Ms. Welsh has the right to acquire within 60 days of February 15, 2005 pursuant to the Company's 1998 Employee Stock Option Plan, and 840 shares that Ms. Welsh owns under the Bank's 401(k) Plan.

(13) Includes 112,625 shares that such persons have the right to acquire within 60 days of February 15, 2005 pursuant to the Company's 1998 Employee Stock Option Plan or Director Stock Option Plan, and 11,583 shares that such persons own under the Bank's 401(k) Plan.

(14) The percentages shown are based on the 1,430,000 shares of the Company's common stock outstanding as of February 15, 2005, plus the number of shares that the named person or group has the right to acquire within 60 days of February 15, 2005.

INFORMATION ABOUT DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

      The following information is furnished with respect to each director, nominee as a director, and executive officer of the Company. Each of the directors of the Company and nominees is currently a director of the Company as well as a director of the Bank.

                                                                                               HAS SERVED
                                                                                                   AS       YEAR WHEN TERM
NAME, AGE, AND POSITION WITH                                                                    DIRECTOR     AS A DIRECTOR
THE COMPANY AND THE BANK                                                                          SINCE         EXPIRES
--------------------------------------------------------------------------------------------   ----------   --------------
Gary F. Bogner, 62, Director                                                                      1998           2005
John C. Carlyle, 66, Director                                                                     1998           2006
Robert L. Chandonnet, 60, Director                                                                1998           2005
Dennis L. Cherette, 50, Director                                                                  1998           2006
Bruce J. Essex, 55, Director                                                                      1998           2007
Michael D. Gluhanich, 59, Director                                                                1998           2006
John L. Hilt, 60, Director                                                                        1998           2007
Jose A. Infante, 52, Chairman of the Board, President and                                         1998           2005
   Chief Executive Officer of the Company, Vice Chairman of the Board of the Bank
Joy R. Nelson, 67, Director                                                                       1998           2005
Roger W. Spoelman, 50, Director                                                                   2005           2006
Bruce C. Rice, 52, Director                                                                       2005           2007
Heather D. Brolick, 45, Senior Vice President and Secretary of the Company, President,
   Secretary and a Director of the Bank
Ralph R. Berggren, 52, Senior Vice President of the Company, Senior Vice President and Chief
   Lending Officer of the Bank
Tracey A. Welsh, 39, Senior Vice President, Chief Financial Officer and Treasurer of the
   Company, Senior Vice President and Chief Financial Officer of the Bank

      The Company's executive officers are generally elected each year at the annual meeting of the Board of Directors that follows the annual meeting of the shareholders. Their terms of office are at the discretion of the Board of Directors.

      The business experience of each of the directors, nominees and executive officers of the Company for at least the past five years is summarized below:

      GARY F. BOGNER (Director) is a lifelong resident of Muskegon County. Mr. Bogner became a pilot for Northwest Airlines in the late 1960s, and is now retired. While a pilot, he began investing in real estate in Muskegon County. He obtained his Michigan Real Estate Broker license in 1971 and his contractor license in 1975. Mr. Bogner continued to invest in commercial real estate throughout the 1980s and 1990s. He owns several commercial and residential real estate developments primarily in Muskegon County. His largest real estate holdings consist of two mobile home parks, Park Meadows and Timberline Estates. Mr. Bogner resides in North Muskegon, and is a retired member of the Airline Pilots Association.

      JOHN C. CARLYLE (Director) is of counsel to the law firm of Varnum, Riddering, Schmidt and Howlett LLP. He joined the law firm in 1990 and his office is located in Grand Haven, Michigan. Mr. Carlyle is also a certified public accountant. From 1978 to 1996, Mr. Carlyle served as a member of the Board of Directors of Old Kent Bank of Grand Haven. He resides in Spring Lake, Michigan.

      ROBERT L. CHANDONNET (Director) is the owner and President of The Nugent Sand Company, Inc. ("Nugent Sand"), which provides foundry sand to many foundries in the Great Lakes Region. Mr. Chandonnet has worked in the foundry industry since 1966. He began working at Nugent Sand as Sales Manager in 1980, and progressed to President of Nugent Sand in 1989. Mr. Chandonnet purchased Nugent Sand from the prior owners in 1989. He is a member of the National Industrial Sand Association, American Foundry Society, Muskegon Country Club, and serves on the Board of the Muskegon County Catholic Education Foundation.

      DENNIS L. CHERETTE (Director) is the President and an owner of Investment Property Associates, Inc. ("IPA"), located in Grand Haven, Michigan. IPA has a 20-year history in development and management of apartment communities, medical facilities, professional office buildings, banks, and retail shopping centers. Mr. Cherette founded IPA in 1985 as a real estate development, brokerage and consulting company. Mr. Cherette also is one of the two owners and founders of IPA Management, Inc., a full service property management company with a history of management for the benefit of both property owners and investors. Since 1977, Mr. Cherette has been involved in various aspects of real estate brokerage, development and management. Additionally, he has served as a consultant for both national and regional corporations with consultancy assignments in 22 major metropolitan markets across the United States. In 1987, Mr. Cherette was awarded the Certified Commercial Investment Member (CCIM) designation by the Commercial Investment Real Estate Council of the Realtors National Marketing Institute, affiliated with the National Association of Realtors. Mr. Cherette serves on a number of committees and boards throughout West Michigan.

      BRUCE J. ESSEX (Director) is Chairman of Port City Die Cast. From 1982 until 2001, Mr. Essex owned and operated the Port City Group, a group of companies including Port City Die Cast, Port City Metal Products, Muskegon Casting Corp., and Mirror Image Tool. Mr. Essex has over 35 years experience in the die casting industry and currently serves on the Plastic Technology Business Advisory Council of the Michigan Job Commission. Mr. Essex is a member of the Muskegon Heights/Goodwill Technology Group. He is a principal in Port City Custom Plastics and Port City Castings Corporation, and serves as a Director on the Board of Reid Tool. He is also a principal in Buck Snort Products, a rustic hardware and furnishings retail store.

      MICHAEL D. GLUHANICH (Director) is President of Geerpres, Inc. ("Geerpres"). Geerpres is a leading manufacturer of janitorial supply equipment. Mr. Gluhanich has owned Geerpres since 1992 and has over 25 years of progressive staff and line experience in accounting, finance and operations, starting at Dresser Industries, a Fortune 100 company and later at Shaw-Walker, a large privately held company located in Muskegon. Mr. Gluhanich serves on the Board of Trustees of Mercy General Health Partners where, as Treasurer, he chairs the Finance Committee. He also chairs the Norton Shores EDC and Brownfield Authority and serves on the Board of Directors of The Child & Family Services of Muskegon.

      JOHN L. HILT (Director) is the retired Chairman Emeritus of Quality Stores. Mr. Hilt worked for Quality Stores for 31 years, and held various positions including President, Chairman and Chairman Emeritus. Mr. Hilt was a director of National Lumberman's Bank from 1975 to 1979. In 1979 National Lumberman's Bank merged with First Michigan Bank Corporation. He remained as a director for FMB-Lumberman's Bank ("FMB-Lumberman's"), the continuing bank, until 1995. He served in various capacities on the Board including member of the Executive Loan Committee. Mr. Hilt has been involved with several community organizations such as Muskegon County Community Foundation-Trustee and Chairman, Western Michigan Cherry County Playhouse-Chairman, Great Lakes Aquarium-Director, Hackley Hospital Board of Trustees, Baker College-Trustee, Muskegon Area Chamber of Commerce-Director, YFCA Campaign Director, and United Way Trustee and Campaign Director.

      JOSE A. INFANTE (Chairman of the Board, President and Chief Executive Officer of the Company, and Vice Chairman of the Bank) has been in banking since 1970. Mr. Infante has experience in both retail and commercial aspects of banking. Thirty-two of his thirty-three years of financial services experience are with West Michigan area financial institutions including Old Kent Bank, FMB-Lumberman's, and Huntington National Bank. Mr. Infante has served as Chairman of the Board, President and Chief Executive Officer of the Company since 1998. He served as Chairman of the Board, President and Chief Executive Officer of the Bank from early 1999, when the Bank commenced business, through September of 2003, and has served as Vice Chairman of the Bank since September of 2003. Mr. Infante is a member of the Board of Trustees of Grand Valley State University, a member of the Board of the Kent, Ottawa and Muskegon Counties Foreign Trade Zone, the Muskegon Country Club, the Muskegon Independent Film Festival, and the Muskegon Employers Association. Previously he served on the Boards of Muskegon United Way, West Shore Symphony Orchestra, Greater Muskegon Urban League, Churchill Porter Athletic Asso-ciation, YFCA, Muskegon Growth Alliance, Mercy General Health Partners, and Muskegon & Grand Rapids Jaycees. He also was a weekly TV commentator on WZZM/ABC "Your Money".

      JOY R. NELSON (Director) retired from Huntington Bank in 1998 with 40 years experience in the Muskegon market area. She began her career in 1958 with National Lumberman's Bank, later known as FMB-Lumberman's. During her tenure with FMB-Lumberman's, she held various positions including Retail Branch Manager, Vice President of Branch Administration, Trust Department Head and Vice President in charge of Private Banking. She was a member of FMB-Lumberman's Senior Management Team from 1983 to 1998. Mrs. Nelson is on the Board of Baker College of Muskegon and is past President of Hospice of Muskegon, Oceana, Inc. She has previously held positions with numerous civic organizations including Chairperson of Muskegon/Oceana Red Cross, Co-Chair of the United Way Campaign of Muskegon, Vice President of the Board of Mercy Hospital, Committee member of Muskegon County Heart Walk, member of the Nominating Committee of Pine & Dunes Girl Scouts, and Chairperson of the Workforce Development Board of Muskegon County.

      BRUCE C. RICE (Director) is President of ESCO Company, a chemical manufacturer, located in Muskegon County. He has served as President since 1999. He joined ESCO in 1991 and served as the company's Vice President of Administration and Finance before becoming President. Mr. Rice, who is a CPA, was employed by Shaw-Walker company from 1987 to 1991, where he served as its Manager of Internal Audit, and later as the company's corporate comptroller. He also worked for the firm of BDO Siedman in Muskegon, from 1984 to 1987. Mr. Rice, a longtime Muskegon resident, received his Bachelor of Business Administration from Grand Valley State University in 1983, and his Master of Business Administration from the same school in 2001. Mr. Rice serves on a number of local non-profit Boards. He is a trustee for the Community Foundation of Muskegon County, Board member at Child and Family Services, past Board Chair at United Way of Muskegon County, member of Muskegon Rotary, and is on the Leadership Council at St. Mark's Lutheran Church.

      ROGER W. SPOELMAN (Director) is President and CEO of Mercy General Health Partners in Muskegon. This regional hospital is one of the major employers in Muskegon County. Mr. Spoelman has served as its President since 1998. Previously Mr. Spoelman was president and CEO of Muskegon General Hospital from 1987 to 1998, when it merged with Muskegon Mercy Community Health Care System. Mr. Spoelman had worked for Muskegon General Hospital since 1981, serving as its director of Cardiac Laboratory and Cardiac Rehabilitation, Director of Community Relations/Marketing Development and later, Executive Vice President. Mr. Spoelman had previously served in the YMCA system from 1977 to 1981, first at the Muskegon YFCA, and later as Executive Director for the YMCA in Plattsburg, New York. Mr. Spoelman earned his Bachelor of Arts Sociology and Secondary Education from Trinity College and his Master of Business Administration from California Coast University. Mr. Spoelman serves on a number of Boards. Currently he is on the Board of International Aid, Michigan Health and Hospital Association, Muskegon Community Health Project, United Way of Muskegon County, Muskegon General Osteopathic Foundation, Muskegon Family Services Center, Inc., the Cochlan Group, and Westshore Health Network Physicians Hospital Association. He is past chair of the American Red Cross of Muskegon/Oceana and is a member of Rotary. Previously he served on the Reeths Puffer School Board, and as a member of the Board of Alliance for Health and American Osteopathic Healthcare Associates. Mr. Spoelman is a facilitator and trainer for Management by Strengths.

      HEATHER D. BROLICK (Senior Vice President and Secretary of the Company and President, Secretary, and a Director of the Bank) has over 24 years of commercial banking experience. Ms. Brolick has served as Senior Vice President of the Company since 1998, President of the Bank since September of 2003, a member of the Board of Directors of the Bank since December of 2003, and Secretary of the Company, and Secretary and Cashier of the Bank since 2000. She also served as Senior Vice President Retail Lending and Operations of the Bank from 1999 through September of 2003, and Chief Operating Officer of the Bank from 2001 through September of 2003. Ms. Brolick is a Board member of Hospice of Muskegon-Oceana, an Ambassador with the Tri-Cities Chamber of Commerce and a Board member of the West Shore Symphony Orchestra.

      RALPH R. BERGGREN (Senior Vice President of the Company and Senior Vice President and Chief Lending Officer of the Bank) has over 29 years of commercial banking experience in the West Michigan area. Mr. Berggren has served as Senior Vice President of the Company since 1998, and as Senior Vice President and Senior Lender of the Bank since it commenced business in early 1999. Mr. Berggren also served as Secretary of the Company from 1998 through early 2000, and as Secretary and Cashier of the Bank from 1999 through 2000. Mr. Berggren is active in the Muskegon community, serving as past President of Muskegon Civic Theatre, a Salvation Army Board member, and a member of the Finance Committee of the Muskegon Country Club.

      TRACEY A. WELSH (Senior Vice President, Chief Financial Officer and Treasurer of the Company and Senior Vice President and Chief Financial Officer of the Bank) is a certified public accountant and has 15 years of bank accounting experience. Ms. Welsh joined the Company in 1998, before its initial public offering. She served as Controller of the Bank from early 1999, when the Bank commenced operations, until January of 2002. From 2002 through November of 2003, Ms. Welsh served as Vice President, Chief Financial Officer and Treasurer of the Company and Vice President and Chief Financial Officer of the Bank; and since November 26, 2003 has served as Senior Vice President, Chief Financial Officer and Treasurer of the Company and Senior Vice President and Chief Financial Officer of the Bank. She is a member of the AICPA and serves on the Michigan Bankers Association's Funds Management Committee. Ms. Welsh is a Board member of Child and Family Services of Muskegon and the Timberland Academy in Muskegon.

INDEPENDENCE OF DIRECTORS

      Rules of the Nasdaq Stock Market require that a majority of the Board of Directors be independent directors, as defined in Nasdaq Rule 4200(a)(15). In March of 2005, the Company reviewed the independence of its directors. During this review, the Board of Directors considered transactions and relationships between each director or any member of his or her family, and the Company and its subsidiaries. As a result of this review, the Board of Directors has determined that each of the directors, including those nominated for election at the annual meeting, are independent under Nasdaq Rule 4200(a)(15), except Mr. Infante, who is not considered independent because of his employment as an executive officer of the Company.

COMMUNICATIONS WITH DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS

      The Company has a process for shareholders to send communications to the Board of Directors. Such communications should be sent to the Secretary of the Company. Shareholder communications may be directed to the Board of Directors or to specific individual directors. The Secretary of the Company has discretion to screen and not forward to directors communications which the Secretary determines in her discretion to be communications unrelated to the business or governance of the Company and its subsidiaries, commercial solicitations, offensive, obscene or otherwise inappropriate. The Secretary collects and organizes all security holder communications that are not forwarded to the directors, and such communications are available to any director upon request.

      The Board of Directors has a policy that states that all directors are expected to attend each annual meeting of the shareholders of the Company unless compelling personal circumstances prevent attendance. Nine of the directors attended last year's annual meeting.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

      The Company has standing Audit, Compensation, and Governance Committees of the Board of Directors.

      AUDIT COMMITTEE. The members of the Audit Committee consist of John C. Carlyle, Michael D. Gluhanich, Joy R. Nelson and Bruce C. Rice. The functions of the Audit Committee are described below under the heading "Audit Committee Report."

      COMPENSATION COMMITTEE. The members of the Compensation Committee consist of Robert L. Chandonnet, Dennis L. Cherette, Bruce J. Essex, Joy R. Nelson and Roger W. Spoelman. Each member of the Compensation Committee is independent, as independence for compensation committee members is defined in the listing standards of the Nasdaq Stock Market. The Compensation Committee's responsibilities include considering and recommending to the Board of Directors compensation and benefits for officers of the Company. At present, all officers of the Company are also officers of the Bank; and the members of the Compensation Committee of the Company are also the members of the Compensation Committee of the Bank.

      GOVERNANCE COMMITTEE. The members of the Governance Committee consist of John C. Carlyle, Robert L. Chandonnet, Michael D. Gluhanich and John L. Hilt. The Governance Committee assists the Board of Directors in fulfilling its responsibilities on matters related to the Company's corporate governance principles and procedures. The Governance Committee's responsibilities include recommending candidates for service on the Board of Directors, making recommendations regarding the composition of the Board of Directors and its committees, monitoring the process to assess Board effectiveness and developing, implementing and updating the Company's corporate governance guidelines. The Governance Committee has a charter. A copy of the charter is available on the Company's website at www.communityshores.com. Each member of the Governance Committee is independent, as independence for nominating committee members is defined in the listing standards of the Nasdaq Stock Market.

      The Governance Committee will consider as potential nominees persons recommended by shareholders. Recommendations should be submitted to the Governance Committee in care of the Secretary of the Company, 1030 W. Norton Avenue, Muskegon, Michigan 49441. Recommendations of nominees should be received by the Secretary of the Company at least 120 days before the anniversary date of the immediately preceding annual meeting of shareholders. Each recommendation should include (i) the name and address of the shareholder making the recommendation; (ii) the name, age, business address and, if known, residence address of each nominee being recommended; (iii) the principal occupation or employment of each nominee being recommended; (iv) the number of shares of stock of the Company which are beneficially owned by each nominee being recommended, and by the recommending shareholder; (v) any other information concerning each nominee being recommended that must be disclosed by nominees in a proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934;
(vi) that the recommendation is that the Board of Directors or Governance Committee consider, nominate, and present the nominees to the shareholders as nominees of the Board of Directors, and whether the shareholder intends to nominate the nominee directly at a meeting of the shareholders; (vii) whether the shareholder and the nominees being recommended do or do not intend to solicit proxies from other shareholders to vote at a meeting of shareholders and a description of the intended solicitation; and (viii) the executed consent of each nominee being recommended to serve as a director of the Company if elected. The Governance Committee intends to consider every nominee recommended by a shareholder in accordance with the notice requirement and procedures described above. In addition, the Governance Committee may also, in its discretion, consider informal suggestions by shareholders of possible nominees.

      Shareholders who themselves wish to effectively nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Governance Committee for its consideration, must comply with the advance notice and other requirements presently set forth in Article IV of the Company's Articles of Incorporation.

      The Board of Directors has used an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by an executive officer or director, and considered by the Board committee performing the nominating committee functions and the Board of Directors. Generally, candidates have been members of the West Michigan community who have been known to one or more of the Board members. The Governance Committee has not adopted specific minimum qualifications that it believes must be met by a person it recommends for nomination as a director. In evaluating candidates for nomination, the Governance Committee will consider the factors it believes to be appropriate, which would generally include the candidate's independence, personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the long-term interests of the Company's shareholders. Although the Governance Committee has the authority to retain a search firm to assist it in identifying director candidates, there has to date been no need to employ a search firm. The Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Governance Committee by a shareholder.

      During 2004, there were a total of 13 meetings of the Board of Directors of the Company. During 2004, there were four meetings of the Audit Committee, six meetings of the Compensation Committee, and seven meetings of the Governance Committee. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors of the Company of which he or she was a member, held in 2004 during the period that the director served.

DIRECTOR COMPENSATION

      During 2004, the non-employee directors were paid a $1,000 retainer, and for each meeting of the Board of Directors of the Company or the Bank that they attended, and each meeting of a committee of either Board that they attended, they received a $150 fee; except that for meetings of the Audit Committee and Governance Committee they received a $200 fee. The Chairmen of the Audit Committee, Compensation Committee and the Governance Committee received an additional $50 for each of these meetings that they chaired. The Chairman of the Board received an additional $200 for each meeting of the Board of Directors that he chaired. For 2005, the non-employee directors are paid a $1,500 retainer and $200 fee per meeting that they attend. The Chairmen of the Audit Committee, Compensation Committee and Governance Committee receive an additional $50 for each of these meetings that they chair. The Chairman of the Board receives an additional $150 for each meeting of the Board of Directors that he chairs. When meetings are held on the same day of the Boards of Directors of the Company and the Bank, directors usually receive only one meeting and chairperson fee for the two Board meetings.

AUDIT COMMITTEE REPORT

      The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference.

      Each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. The Audit Committee's primary purpose is to assist the Board of Directors in overseeing:

      -     the accounting and financial reporting process;

      -     audits of financial statements;

      -     internal accounting and disclosure controls; and

      -     the internal audit functions.

      In carrying out its responsibilities, the Audit Committee supervises the relationship between the Company and its independent auditors, including having direct responsibility for their appointment, compensation and retention, and reviewing the scope of their audit services, and approving audit and permissible non-audit services. The Audit Committee reviews and discusses the annual and quarterly financial statements, as well as the internal audit plan.

      The Board of Directors has adopted a charter for the Audit Committee. A copy of the charter is available on the Company's website
(www.communityshores.com).

      Management has the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for the year ended December 31, 2004 with management, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

      The Audit Committee reviewed with the Company's Independent Registered Public Accounting Firm, Crowe Chizek and Company LLC ("Crowe Chizek"), who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board (United States), including the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has discussed with Crowe Chizek the auditors' independence from management and the Company, including the matters in the auditors' written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditors' independence.

      The Audit Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets periodically with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee also evaluated and reappointed the Company's independent auditors for 2005.

                                           Audit Committee

                                           John C. Carlyle
                                           Michael D. Gluhanich
                                           Joy R. Nelson
                                           Bruce C. Rice

SUMMARY COMPENSATION TABLE

     The following table details the compensation earned or paid to the named executive officers for the three years ended December 31, 2004.

                                                    ANNUAL         LONG TERM
                                                 COMPENSATION     COMPENSATION
                                                 ------------------------------
                                                                                   ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR     SALARY      BONUS    OPTIONS   COMPENSATION (1)
---------------------------------------   ----   ---------   --------   -------   ----------------
Jose A. Infante                           2004   $ 186,500   $ 21,785   $     0       $  8,642
Chairman of the Board, President and      2003     182,712          0         0          8,222
Chief Executive Officer of the            2002     178,962     13,500         0          8,055
Company, and Vice Chairman of the Bank
Heather D. Brolick                        2004   $ 155,927   $ 32,000   $     0       $  7,017
Senior Vice President and Secretary of    2003     122,507          0         0          5,513
the Company, President, Secretary and a   2002     108,948      7,700    10,000          4,909
Director of the Bank
Ralph R. Berggren                         2004   $ 116,177   $ 19,892   $     0       $  5,251
Senior Vice President of the Company,     2003     108,801          0         0          4,896
Senior Vice President and Chief           2002     105,748      7,700    10,000          4,766
Lending Officer of the Bank
Tracey A. Welsh                           2004   $  95,748   $ 16,422   $     0       $  4,309
Senior Vice President, Chief Financial    2003      87,113          0         0          3,920
Officer and Treasurer of the Company,     2002      79,791      5,500     7,500          3,591
Senior Vice President and Chief
Financial Officer of the Bank

(1) Consists of the matching contribution made by the Bank to the named executive officer's 401(k) plan account.

OPTIONS GRANTED IN 2004

      No options were granted to any of the executive officers named in the Summary Compensation Table above during the year ended December 31, 2004.

AGGREGATED STOCK OPTION EXERCISES IN 2004 AND YEAR END OPTION VALUES

      The following table provides information on the exercise of stock options during the year ended December 31, 2004 by the named executive officers and the value of unexercised options at December 31, 2004.


                                                             VALUE OF
                                             NUMBER OF     UNEXERCISED
                                            UNEXERCISED    IN-THE-MONEY
                                            OPTIONS AT      OPTIONS AT
                       SHARES               12/31/2004    12/31/2004 (1)
                    ACQUIRED ON   VALUE    EXERCISABLE/    EXERCISABLE/
       NAME          EXERCISE    REALIZED  UNEXERCISABLE  UNEXERCISABLE
------------------  -----------  --------  -------------  --------------
Jose A. Infante          0           0          40,000/0  $   106,000/$0
Ralph R. Berggren        0           0      25,500/2,500    67,575/6,625
Heather D. Brolick       0           0      25,500/2,500    67,575/6,625
Tracey A. Welsh          0           0       5,625/1,875    14,906/4,969

(1) In accordance with the SEC's rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $12.65 per share on December 31, 2004.

CERTAIN TRANSACTIONS

      The Bank has had, and expects in the future to have, loan and other financial transactions in the ordinary course of business with the Company's directors, executive officers, and principal shareholders (and their associates) on substantially the same terms as those prevailing for comparable transactions with others. All such transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons, and (iii) in the opinion of management did not involve more than the normal risk of collectibility or present other unfavorable features.

      As of March 1, 2005, the Bank had outstanding 53 loans to directors, executive officers and principal shareholders of the Company and affiliated entities, totaling approximately $13.5 million in aggregate amount outstanding, under commitments totaling approximately $20.4 million.

      Effective June 27, 2000, the Board of Directors authorized the issuance and sale by the Company of up to $4,000,000 of Floating Rate Subordinated Notes. The Board of Directors authorized the sale to obtain funds for the Company to contribute to the Bank as additional capital. The Subordinated Notes, subject to certain adjustments, bore interest at one and one-half percent above the prime rate, and based on subsequent extensions matured on June 30, 2009. They were subordinated to the repayment of all obligations of the Company for borrowed money and certain other obligations. The Company was permitted to prepay the Subordinated Notes at any time on one day's notice without any prepayment fee. The terms of the Subordinated Notes and their issuance were approved and recommended to the Board of Directors for approval by a special independent committee of the Board of Directors whose members would not directly or indirectly purchase any of the Subordinated Notes. Effective June 28, 2000, the following directors purchased Subordinated Notes from the Company for the following amounts, Mr. Chandonnet -- $140,000, Mr. Gluhanich -- $70,000, Mr. Hegedus -- $350,000, and Mr. Hilt, through his IRA account -- $525,000. Effective September 27, 2000, the following directors purchased Subordinated Notes for the following amounts, Mr. Chandonnet -- $60,000, Mr. Gluhanich -- $30,000, Mr. Hegedus -- $150,000, and Mr. Hilt, through his IRA account -- $225,000; and Community Shores LLC purchased a Subordinated Note in the amount of $35,000. Effective December 26, 2000, Community Shores LLC purchased a Subordinated Note in the amount of $420,000. During 2001, Community Shores LLC purchased six Subordinated Notes which aggregated $1,395,000 in amount. During 2002, Community Shores LLC purchased two Subordinated Notes which aggregated $200,000. In March of 2003, the Company prepaid $1,050,000 of the outstanding Subordinated Notes that it had issued to Community Shores LLC. During 2004, Community Shores LLC purchased two Subordinated Notes which aggregated $400,000. Community Shores LLC is a Michigan limited liability company formed on June 8, 2000 whose members are Messrs. Bliss, Bogner, Chandonnet, Cherette, Essex, Gluhanich and Infante. The Company had agreed to adjust the interest rate it pays Community Shores LLC from time to time as may be necessary to maintain the interest rate at two percent above Community Shores LLC's cost of funds, and to make corresponding adjustments in the rate of interest paid to other holders of Subordinated Notes if an adjustment is made to the interest rate payable to Community Shores LLC. The Company also agreed to pay the out-of-pocket expenses of the purchasers of the Subordinated Notes in connection with their purchase, and any fees payable by Community Shores LLC to its lender, who provided funds to Community Shores LLC so that it could acquire Subordinated Notes. The repayment of the loans from the lender were guaranteed by the members of Community Shores LLC up to specified amounts that differed for each member, and were proportional to their ownership interest in Community Shores LLC.

      In the third quarter of 2004, the remaining balance of all of the outstanding Subordinated Notes was prepaid in full by the Company. The payment consisted of outstanding principal aggregating $2,950,000, and accrued and unpaid interest.

                             PROPOSAL TO APPROVE THE
                         2005 EMPLOYEE STOCK OPTION PLAN

      The Company believes that stock options are an important component of the compensation that should be available for the Board of Directors to award to executive officers and other employees. Stock options can provide employees with a long-term incentive to increase shareholder value and align their interests more closely with that of the Company's shareholders. Stock options give employees the opportunity to participate in growth in the value of the Company, and enhance its ability to retain and attract experienced and knowledgeable employees.

      On January 26, 2005, the Company's Board of Directors adopted the 2005 Employee Stock Option Plan (the "Plan"), subject to the approval of the shareholders. A copy of the Plan is set forth in Appendix A to this proxy statement. The Plan is intended to make additional stock options available to be granted by the Board of Directors to present and new employees of the Company and its subsidiaries. Pursuant to the Plan, stock options may be granted which qualify under the Internal Revenue Code as incentive stock options or as stock options that do not qualify as incentive stock options. The Board believes that the interests of the Company and its shareholders will be advanced by implementing the Plan.


      The Company's only other stock option plan for employees is the Company's 1998 Employee Stock Option Plan. The period during which options could be granted under that plan expired on September 1, 2003.

SUMMARY OF THE PLAN

      The following description of the 2005 Employee Stock Option Plan is intended to be a summary of its principal features.

      ADMINISTRATION. The Plan will be administered by the Company's Board of Directors. The Board of Directors will make determinations with respect to the officers and other employees who will participate in the Plan and the extent of their participation, including the type of option. In making the determinations, the Board of Directors may consider the position and responsibilities of the employee, the nature and value of his or her services and accomplishments, the present and potential contribution of the employee to the Company's success, and other factors that the Board of Directors may believe are relevant. The Company has approximately 45 employees, 17 of whom work part-time.

      SHARES. The total number of shares of common stock that may be issued under the Plan will not exceed 53,000 shares (subject to adjustment for certain events as described below). The shares will be authorized but unissued shares (including shares reacquired by the Company). No employee may be granted options in any one year for more than 25,000 shares of common stock.

      OPTION AGREEMENT. Each option granted under the Plan will be evidenced by an agreement in the form approved from time to time by the Board of Directors. The agreements are subject to the provisions of the Plan. Options granted under the Plan may be incentive stock options or non-qualified options, as determined from time to time by the Board of Directors for each option.

      OPTION PRICE. The option price will not be less than the fair market value of the shares of common stock at the time the option is granted, except in the case of an incentive stock option granted to a 10% shareholder. For options granted to a 10% shareholder, the option price will be not less than 110% of fair market value. For purposes of the Plan, fair market value per share means the average of the closing high bid and low asked prices for a share of common stock of the Company on the Nasdaq Stock Market on the date the option is granted. If for any reason it is not practical for the fair market value to be determined from the average of the closing bid prices as described above, it may be determined by any fair and reasonable means selected by the Board of Directors. The option price will be paid in cash or through the delivery of previously owned shares of the Company's common stock, or by a combination of cash and common stock. As of March 21, 2005, the fair market value of a share of common stock was $12.57.

      DURATION OF OPTIONS. The duration of each option will be determined by the Board of Directors, except that (1) the maximum duration may not exceed ten years from the date of grant, and (2) for incentive stock options granted to persons who own 10% or more of the Company's stock, the duration of the options may not exceed five years from the date of grant. The Board of Directors will determine at the time of grant whether the option will be exercisable in full or in cumulative installments.

      Generally, an option may be exercised by an optionee during its term while he or she is an employee of the Company or a subsidiary. If the employment of an optionee terminates, the option may be exercised, to the extent that it was exercisable on the date of termination, only until the earlier of three months after the termination or the original expiration date of the option. However, if termination of employment results from death or total and permanent disability, the three month period will be extended to twelve months.

      ADJUSTMENTS. The Board of Directors may make appropriate adjustments in the number of shares of common stock for which options may be granted or which may be issued under the Plan and the price per share of each option if there is any change in the common stock as a result of a stock dividend, stock split, recapitalization or otherwise.

      CHANGE IN CONTROL. In the case of a change in control (as defined in the Plan) of the Company, unless the Board of Directors determines otherwise, each option then outstanding will become exercisable in full immediately prior to the change in control.

      TERMINATION OF PLAN AND AMENDMENTS. No option may be granted under the Plan after December 31, 2014. The Board of Directors may from time to time amend or terminate the Plan. No amendment or termination of the Plan will adversely affect any option then outstanding under the Plan without the approval of the optionee.

      FEDERAL INCOME TAX CONSEQUENCES. The following summarizes the consequences of the grant and exercise of options under the Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.

      The grant of a non-qualified option or incentive stock option under the Plan has no federal income tax consequences for the optionee unless the option has a readily ascertainable market value at the time of grant. Management understands that options to be granted under the Plan will not have a readily ascertainable market value; so there will be no federal tax consequence for the optionee at the time of grant. Upon the exercise of a non-qualified option, the optionee is deemed to realize taxable income to the extent that the fair market value of the shares of common stock exceeds the option exercise price. This excess will generally be treated as ordinary income to the optionee. The Company is entitled to a corresponding tax deduction equal to the amount of the optionee's ordinary income. When stock received upon the exercise of a non-qualified option is later sold, any excess of the sale price over the fair market value of the stock at the date of exercise is taxable to the optionee. In general, if the shares received upon the exercise of a non-qualified option have been held for more than one year, the gain or loss will be treated as long-term capital gain or loss. Otherwise, the gain or loss will be treated as short-term capital gain or loss.

      No taxable income results to the optionee upon the exercise of an incentive stock option if the incentive stock option is exercised during the period of the optionee's employment or within three months after, except in the case of disability or death, in which case the three month period is extended to twelve months. However, the amount by which the fair market value of the stock acquired pursuant to an incentive stock option exceeds the option exercise price is a tax preference item which may result in the imposition on the optionee of an alternative minimum tax. If no disposition of the shares is made within two years from the date the incentive stock option was granted and one year from the date of exercise, any profit realized upon disposition of the shares may be treated as a long-term capital gain by the optionee. The Company will not be entitled to a tax deduction upon the exercise of an incentive stock option, nor upon a disposition of the shares unless the disposition occurs before the expiration of the holding periods.

      Under the terms of the Plan, the aggregate market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time in any year by any optionee may not exceed $100,000.

REQUIRED VOTE

      The affirmative vote of a majority of the common stock present in person or by proxy at the meeting and voting on the proposal will be necessary to approve the Plan. For purposes of counting votes on this proposal, abstentions and broker non-votes will not be counted as shares voted on the proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE 2005 EMPLOYEE STOCK OPTION PLAN.

                             PROPOSAL TO APPROVE THE
                         2005 DIRECTOR STOCK OPTION PLAN

      The Company believes that stock options are an important component of the compensation that should be available for members of the Board of Directors. Stock options encourage stock ownership by directors of the Company and its subsidiaries and provide those individuals with an additional incentive to manage the Company and its subsidiaries effectively and to contribute to their success. Stock options can help the Company attract and retain highly qualified individuals as directors.

      On January 26, 2005, the Company's Board of Directors adopted the 2005 Director Stock Option Plan (the "Plan"), subject to the approval of the shareholders. A copy of the Plan is set forth in Appendix B to this proxy statement. The Plan is intended to make additional stock options available to be granted to members of the Board of Directors of the Company or its subsidiaries, who are not employees. The determination of the directors who will receive stock options and the number of shares for which an option is granted, will be determined by a committee of the Board of Directors. Options granted under the Plan will not qualify under the Internal Revenue Code as incentive stock options. The Board believes that the interests of the Company and its shareholders will be advanced by implementing the Plan.

      The Company's only other stock option plan for directors is the Company's Director Stock Option Plan that was adopted and approved by the shareholders in 2003. The 2003 plan authorized options for up to an aggregate of 20,000 shares of Company common stock to be granted to directors who are not employees of the Company or a subsidiary. Only 2,000 shares remain available for grant under the 2003 plan.

SUMMARY OF THE PLAN

      The following description of the 2005 Director Stock Option Plan is intended to be a summary of its principal features.

      GRANT OF OPTIONS TO ACQUIRE COMMON STOCK. The Plan provides for the grant of options to acquire shares of the Company's common stock to members of the Board of Directors of the Company and the boards of directors of its subsidiaries (collectively, the "Board") who qualify as "Nonemployee Directors." An individual is a "Nonemployee Director" if he or she is a member of the Board who is neither a contractual nor common law employee of the Company or a subsidiary or any of their subsidiaries. There are currently ten members of the Board who are Nonemployee Directors and eligible to participate in the Plan.

      The term of each option granted under the Plan may not exceed ten years from the date of grant. The exercise price for each option may not be less than the fair market value of the shares of common stock on the date of the grant of the option.

      ADMINISTRATION. The Plan is to be administered by a Committee of at least two members of the Company's Board of Directors, none of whom may be an employee of the Company or any of its subsidiaries, and each of whom must qualify as a Non-Employee Director, as defined in Rule 16b-3 (b)(3) promulgated by the SEC pursuant to the Securities Exchange Act of 1934. The Committee is authorized to select among the Nonemployee Directors of the Company those who are to receive options under the Plan and the terms and conditions of those options, subject to the requirements of the Plan.

      SHARES SUBJECT TO PLAN. The aggregate number of shares reserved for purposes of the Plan is twenty thousand authorized and unissued shares or issued shares reacquired by the Company. The Plan provides for an equitable adjustment in the number, kind or price of shares of common stock covered by options in the event the outstanding shares of common stock are increased, decreased or changed into or exchanged for a different number or kind of shares of the Company through stock dividends or certain similar changes.

      TERMINATION OR AMENDMENT OF THE PLAN. The Committee may amend or terminate the Plan with respect to shares not subject to an option at the time of amendment or termination; provided, however, that the Plan may not be amended without the approval of the Board of Directors of the Company and the Company's shareholders if the amendment would increase the maximum number of shares that may be issued under the Plan, materially increase the benefits accruing to option holders under the Plan, decrease the price at which options may be granted, or permit the granting of options under the Plan after the end of the term of the Plan.

      TRANSFERABILITY OF OPTIONS. During an optionee's life, options granted to the optionee may not be transferred, except to certain family members or entities for the benefit of such family members and only if the Committee consents to the transfer and the transfer is made without consideration. Following an optionee's death, an option may be exercised by a permitted transferee or if the option was not transferred during the optionee's life, by the personal representative of his or her estate or by a person who acquired the option by bequest or inheritance.

      FEDERAL INCOME TAX CONSEQUENCES. The following summarizes the consequences of the grant and exercise of options under the Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.

      The grant of an option under the Plan has no federal income tax consequences for the optionee unless the option has a readily ascertainable market value at the time of grant. Management understands that options to be granted under the Plan will not have a readily ascertainable market value; so there will be no federal income tax consequence for the optionee at the time of grant. Because options will not qualify as incentive stock options under the Internal Revenue Code of 1986, as amended, the difference between the fair market value of the shares at the time an option is exercised and the option exercise price generally will be treated as ordinary income to the optionee. The Company is entitled to a corresponding deduction equal to the amount of an optionee's ordinary income.

      Tax consequences to an optionee will arise again at the time the shares of common stock are sold. In general, if the shares have been held for more than one year, the gain or loss will be treated as long-term capital gain or loss. Otherwise, the gain or loss will be treated as short-term capital gain or loss. The amount of any gain or loss will be calculated under the general tax principles for determining gain and loss, and will equal the difference between the amount realized in the sale and the tax basis of the shares. The tax basis will generally equal the cost of the shares (the option exercise price paid) plus any income recognized upon exercise of the option.

REQUIRED VOTE

      The affirmative vote of a majority of the common stock present in person or by proxy at the meeting and voting on the proposal will be necessary to approve the Plan. For purposes of counting votes on this proposal, abstentions and broker non-votes will not be counted as shares voted on the proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE 2005 DIRECTOR STOCK OPTION PLAN.

EQUITY PLAN COMPENSATION INFORMATION

      The following table summarizes information, as of December 31, 2004, relating to the Company's compensation plans under which equity securities are authorized for issuance.

                                                                 NUMBER OF                           NUMBER OF SECURITIES
                                                                SECURITIES       WEIGHTED AVERAGE   REMAINING AVAILABLE FOR
                                                             TO BE ISSUED UPON    EXERCISE PRICE     FUTURE ISSUANCE UNDER
                                                                EXERCISE OF             OF                  EQUITY
                                                                OUTSTANDING        OUTSTANDING        COMPENSATION PLANS
                                                                  OPTIONS,           OPTIONS,        (EXCLUDING SECURITIES
                                                                WARRANTS AND         WARRANTS         REFLECTED IN COLUMN
PLAN CATEGORY                                                      RIGHTS           AND RIGHTS                (a))
----------------------------------------------------------   -----------------   ----------------   -----------------------
                                                                    (a)                 (b)                   (c)
Equity compensation plans approved by security holders (1)        145,600             $ 10.04                2,000
Equity compensation plans not approved by security holders              0                   0                    0
Total                                                             145,600             $ 10.04                2,000

(1) The plans referred to are the Company's 1998 Employee Stock Option Plan and the Director Stock Option Plan, each previously approved by the shareholders of the Company. The table does not include information regarding the 2005 Employee Stock Option Plan or 2005 Director Stock Option Plan that are being submitted to the shareholders for approval at the 2005 annual meeting.

                              INDEPENDENT AUDITORS

SELECTION OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has selected Crowe Chizek as the Company's principal independent auditors for the year ending December 31, 2005. Representatives of Crowe Chizek plan to attend the annual meeting of shareholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by shareholders.

FEES TO INDEPENDENT AUDITORS FOR 2004 AND 2003

      The following table shows the fees for professional services of Crowe Chizek for audit and other services they provided to the Company for 2004 and 2003.

                       2004       2003
                     --------   --------
Audit Fees (1)       $ 57,500   $ 52,900
Audit-Related Fees          0          0
Tax Fees (2)           13,440     13,500
All other fees (3)     82,312      5,200

(1) Includes the aggregate fees billed for professional services rendered by Crowe Chizek for 2004 and 2003 for the audit of the Company's annual financial statements and review of financial statements included in the Company's quarterly reports on Form 10-QSB.

(2) Principally tax compliance services (including U.S. federal and state tax returns), review of quarterly tax computations and consultations regarding various tax strategies.

(3) Principally consulting services focused on bank product design and pricing, competitor analysis and market growth and penetration strategies and regulatory compliance review services.

      The Audit Committee's policy is to pre-approve all audit services and non-audit services that are to be performed for the Company by its independent auditors. This duty has not been delegated to any one or more designated members of the committee. All of the services described in the table above were pre-approved by the Audit Committee.

                  SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

      A proposal submitted by a shareholder for the 2006 annual meeting of shareholders must be sent to the Secretary of the Company, 1030 Norton Avenue, Muskegon, Michigan 49441, and received by December 8, 2005 in order to be eligible to be included in the Company's proxy statement for that meeting.

      A shareholder who intends to present a proposal for the 2006 annual meeting of shareholders, must provide the Company with notice of such intention by February 21, 2006, or the persons named in the proxy to vote the proxies will have discretionary voting authority at the 2006 annual meeting with respect to any such proposal without discussion of the matter in the Company's proxy statement. A shareholder intending to present a proposal for the 2006 annual meeting of shareholders must also comply with the advance notice and other requirements set forth in the Company's Bylaws.

                                  OTHER MATTERS

      The Board of Directors does not know of any other matters to be brought before the annual meeting. If other matters are presented upon which a vote may properly be taken, it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.

                                   APPENDIX A

                        COMMUNITY SHORES BANK CORPORATION

                         2005 EMPLOYEE STOCK OPTION PLAN

                      As adopted by the Board of Directors
                              on January 26, 2005

ARTICLE I -- PURPOSE

      The purpose of the 2005 Employee Stock Option Plan (the "Plan") of Community Shores Bank Corporation (the "Company") is to enable officers and other employees of the Company or any Subsidiary to participate in the Company's future growth and profitability by offering them long-term performance-based incentive compensation. The Plan also provides a means through which the Company and its Subsidiaries can attract and retain key employees.

ARTICLE II -- DEFINITIONS

      2.1 The following terms have the meaning described below when used in the
Plan:

      (a) "Board of Directors" shall mean the board of directors of the Company.

      (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time.

      (c)   "Common Stock" shall mean the Common Stock of the Company.

      (d)   "Company" shall mean Community Shores Bank Corporation.

      (e) "Covered Employee" means a "covered employee" as defined in Section 162(m)(3) of the Code which presently includes the chief executive officer and the four (4) other highest compensated officers for whom total compensation is required to be reported to the shareholders of the Company under the Securities Exchange Act of 1934.

      (f) "Fair Market Value" on a particular date shall mean (i) if the Common Stock is quoted on the OTC Bulletin Board (the "Bulletin Board"), the mean between the closing high bid and low asked quotations for such day (or, in the event that the Common Stock was not quoted on such day, the most recent preceding business day on which the Common Stock was quoted) of the Common Stock on the Bulletin Board, (ii) if the Common Stock is quoted on The Nasdaq Stock Market ("Nasdaq"), the mean between the closing high bid and low asked quotations for such day (or, in the event that the Common Stock was not quoted on such day, the most recent preceding business day on which the Common Stock was quoted) of the Common Stock on Nasdaq, or (iii) if neither clause (i) nor (ii) is applicable, a value determined by any fair and reasonable means prescribed by the Board of Directors.

      (g)   "Incentive Stock Option" shall mean a stock option granted under
            Article VI that is intended to meet the requirements of Section 422 of the Code.

      (h)   "Non-Qualified Stock Option" shall mean a stock option granted under
            Article VI that is not intended to be an Incentive Stock Option.

      (i) "Option" shall mean an Incentive Stock Option or Non-Qualified Stock Option.

      (j) "Participant" shall mean an eligible employee who has been granted an Option.

      (k) "Subsidiary" shall mean with respect to an Incentive Stock Option any "subsidiary corporation" (as such term is defined in Section 424(f) of the Code or in any successor provision thereto), and as to a Nonqualified Stock Option, Subsidiary shall mean any "subsidiary corporation", as described above, or any other entity in which the Company, either directly or indirectly, owns a majority voting interest.

ARTICLE III -- ADMINISTRATION

      3.1 (a) Stock Option Plan Administration. The Board of Directors of the Company shall administer the Plan. The Board of Directors shall have full power and authority to grant to eligible employees (as determined by the Board of Directors) Options under Article VI of the Plan, to interpret the provisions of the Plan and any agreements relating to Options granted under the Plan, and to administer the Plan. In making determinations of eligibility for the Plan, the Board of Directors may consider the position and responsibilities of the employee, the nature and value of his or her services and accomplishments, the present and potential contribution of the employee to the success of the Company, and such other factors as the Board of Directors may deem relevant.

      To the extent the Board of Directors determines it to be desirable to qualify Options granted to Covered Employees as "performance based compensation" within the meaning of Section 162(m) of the Code, the Board of Directors may, in such manner as it deems appropriate, delegate its authority hereunder to issue Options pursuant to the terms of this Plan, including with respect to determinations of employee eligibility, to a committee comprised of two or more "outside directors" within the meaning of Section 162(m) of the Code.

      (b) Decisions of Board of Directors. All decisions made by the Board of Directors pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders and employees, and beneficiaries of employees.

ARTICLE IV -- SHARES SUBJECT TO THE PLAN

      4.1 (a) Number of Shares. Subject to adjustment as provided for in Section 4.1(b), the maximum number of shares of Common Stock with respect to which Options may be granted shall be 53,000 shares of Common Stock. Shares of Common Stock shall be made available from the authorized but unissued shares of the Company (including shares reacquired by the Company). If an Option granted under the Plan shall expire or terminate for any reason, the shares subject to, but not delivered, under such Option shall be available for other Options to be issued under the Plan.

      (b) Adjustments. All as may be deemed appropriate by the Board of Directors, the aggregate number of shares of Common Stock which may be issued under the Plan, the number of shares covered by each outstanding Option, and the price per share in each Option, may be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment, a stock split, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by the Company.

ARTICLE V -- ELIGIBILITY

      5.1 The persons eligible to participate in the Plan and receive Options under the Plan are officers and other employees of the Company and its Subsidiaries, including directors who are full time employees, as determined by the Board of Directors.

ARTICLE VI -- STOCK OPTIONS

      6.1 Grant of Options. Subject to the limitations of the Plan, the Board of Directors, after such consultation with and consideration of the recommendations of management as the Board of Directors considers desirable, shall select from eligible employees Participants to be granted Options and determine the time when each Option shall be granted and the number of shares subject to each Option. Options may be either Incentive Stock Options or Non-Qualified Stock Options. More than one Option may be granted to the same person. No Participant shall be granted in any single fiscal year of the Company Options to purchase more than 25,000 shares of Common Stock under the Plan. The Board of Directors may not grant a Participant Incentive Stock Options which in the aggregate are first exercisable during any one calendar year with respect to Common Stock the aggregate Fair Market Value of which (determined as of the time of grant) exceeds $100,000.

      6.2 Option Agreements. Each Option under the Plan shall be evidenced by an option agreement that shall be signed by an officer of the Company and the Participant and shall contain such provisions as may be approved by the Board of Directors. Any such option agreement may be amended from time to time as approved by the Board of Directors and the Participant, provided that the terms of such option agreement after being amended conform to the terms of the Plan.

      6.3 Option Price. The price at which shares of Common Stock may be purchased upon exercise of an Option shall be not less than one hundred percent (100%) of the Fair Market Value of such shares on the date such Option is granted.

      6.4 Exercise of Options.

      (a) The period during which each Option may be exercised shall be fixed by the Board of Directors at the time such Option is granted, but such period in no event shall expire later than ten (10) years from the date the Option is granted.

      (b) Subject to the terms and conditions of the option agreement and unless canceled prior to exercise, each Option shall be exercisable in whole or in part in installments at such time or times as the Board of Directors may prescribe and specify in the applicable option agreement.

      (c) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Company. Such payment shall be made in cash or through the delivery of shares of Common Stock of the Company owned by the Participant for more than six (6) months with a value equal to the total option price or a combination of cash and such shares. Any shares so delivered shall be valued at their Fair Market Value on the exercise date. No Participant shall be deemed to be a holder of any shares subject to any Option prior to the issuance of such shares upon exercise of such Option.

      6.5 Ten-Percent Shareholder Rule. If a Participant owns more than ten percent (10%) of the total combined voting power of all classes of the Company or of any Subsidiary's stock at the time an Incentive Stock Option is granted to such Participant, the option price to such Participant shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of the Common Stock on the date of grant, and such Incentive Stock Option by its terms shall not be exercisable after the expiration of five (5) years from the date of grant.

      6.6 Non-Transferability of Options. No Option or any rights with respect thereto shall be subject to any debts or liabilities of a Participant, nor be assignable or transferable except by Will or the laws of descent and distribution, nor be exercisable during the Participant's lifetime other than by the Participant, nor shall Common Stock be issued to or in the name of one other than the Participant; provided, however, that an Option may after the death or disability of a Participant be exercised pursuant to Section 6.7; and provided further that any Common Stock issued to a Participant hereunder may at the request of the Participant, and with the consent of the Company, be issued in the names of the Participant and one other person, as joint tenants with right of survivorship and not as tenants in common, or in the name of a trust for the benefit of the Participant or for the benefit of the Participant and others.

      6.7 Termination of Employment; Death and Disability. Subject to the condition that no Option may be exercised in whole or in part after the expiration of the option period specified in the applicable option agreement:

      (a) Except as hereinafter provided, an Option may be exercised by the Participant only while such Participant is in the employ of the Company or a Subsidiary. In the event that the employment of a Participant to whom an Option has been granted under the Plan shall terminate (except as set forth below) such Option may be exercised, to the extent that the Option was exercisable on the date of termination of employment, only until the earlier of three (3) months after such termination or the original expiration date of the Option; provided, however, that if termination of employment results from death or total and permanent disability, such three (3) month period shall be extended to twelve (12) months.

      (b) In the event of the permanent disability of a Participant as determined by the Board of Directors, an Option which is otherwise exercisable may be exercised by the Participant's legal representative or guardian. In the event of the death of the Participant, an Option which is otherwise exercisable may be exercised by the person or persons whom the Participant shall have designated in writing on forms prescribed by and filed with the Board of Directors ("Beneficiaries"), or, if no such designation has been made, by the person or persons to whom the Participant's rights shall have passed by Will or the laws of descent and distribution

            ("Successors"). The Board of Directors may require an indemnity and/or such evidence or other assurances as the Board of Directors in its sole and absolute discretion may deem necessary in connection with an exercise by a legal representative, guardian, Beneficiary or Successor.

ARTICLE VII -- GENERAL PROVISIONS

      7.1 Change in Control.

      (a) In the case of a Change in Control (as defined below) of the Company, unless the Board of Directors determines otherwise, each Option then outstanding shall become exercisable in full immediately prior to such Change in Control.

      (b) Any determination by the Board of Directors made pursuant to subsection (a) above may be made as to all outstanding Options or only as to certain Options specified by the Board of Directors and any such determinations shall be made in cases covered by subparagraphs 7.1(c)(i) and (ii) below prior to or as soon as practicable after the occurrence of such event and in the cases covered by subparagraphs 7. 1 (c) (iii) or (iv) prior to the occurrence of such event.

      (c)   A Change in Control shall occur if:

            (i) Any "person" or "group of persons" as such terms are defined in Section 13(d) and 14(c) of the Securities Exchange Act of 1934 (the "Exchange Act") directly or indirectly purchases or otherwise becomes the "beneficial owner" (as defined in the Exchange Act) or has the right to acquire such beneficial ownership (whether or not such right is exercised immediately, with the passage of time or subject to any condition) of voting securities representing forty percent (40%) or more of the combined voting power of all outstanding voting securities of the Company,

            (ii) During any period of two consecutive calendar years the individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least the majority of the members thereof unless (1) there are five or more directors then still in office who were directors at the beginning of the period and (2) the election or the nomination for election by the Company's shareholders of each new director was approved by at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period,

            (iii) The shareholders of the Company shall approve an agreement to merge or consolidate the Company with or into another corporation as a result of which less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting entity are or are to be owned by the former shareholders of the Company (excluding from former shareholders a shareholder who is or as a result of the transaction in question, becomes an affiliate as defined in Rule 12b-2 under the Exchange Act of any party to such consolidation or merger), or

            (iv) The shareholders of the Company shall approve the sale of all or substantially all of the Company's business and/or assets to a person or entity that is not a wholly-owned subsidiary of the Company.

      7.2 No Right of Continued Employment. Neither the establishment of the Plan, the granting of Options or any action of the Company or of the Board of Directors shall be held or construed to confer upon any person any legal right to be continued in the employ of the Company or its Subsidiaries, each of which expressly reserves the right to discharge any employee whenever the interest of any such company in its sole discretion may so require without liability to such company or the Board of Directors, except as to any rights that may be expressly conferred upon such employee under the Plan.

      7.3 No Segregation of Cash or Shares. The Company shall not be required to segregate any shares of Common Stock that may at any time be represented by Options, and the Plan shall constitute an "unfunded" plan of the Company. No employee shall have rights with respect to shares of Common Stock prior to the delivery of such shares. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any Common Stock or any other property and the liabilities of the Company to any employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company.

      7.4 Delivery of Shares. No shares shall be delivered pursuant to any exercise of an Option under the Plan unless the requirements of such laws and regulations as may be deemed by the Board of Directors to be applicable thereto are satisfied. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Board of Directors may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Board of Directors may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      7.5 Governing Law. The Plan and all determinations made and action taken pursuant thereto shall be governed by the laws of the State of Michigan and construed in accordance therewith.

      7.6 Payments and Tax Withholding. The delivery of any shares of Common Stock under the Plan shall be for the account of the Company and any such delivery or distribution shall not be made until the recipient shall have made satisfactory arrangements for the payment of any applicable withholding taxes.

ARTICLE VIII -- AMENDMENT AND TERMINATION

      8.1 Amendment or Termination. The Board of Directors may amend or terminate the Plan provided, however, that no such amendment or termination shall adversely affect any Option then in effect unless the prior approval of the Participant so affected is obtained. No Option may be granted under the Plan after December 31, 2014.

ARTICLE IX -- EFFECTIVENESS OF PLAN

      9.1 The Plan was adopted by the Board of Directors on January 26, 2005 subject to the approval of the shareholders of the Company.

ARTICLE X -- SEVERABILITY

      10.1 If any provision of the Plan, or any term or condition of any Option granted under the Plan, is invalid, such provision, term, condition or application shall to that extent be void (or, in the discretion of the Board of Directors, such provision, term or condition may be amended so as to avoid such invalidity or failure), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provisions, terms and conditions are severable.

                                   APPENDIX B

                        COMMUNITY SHORES BANK CORPORATION

                         2005 DIRECTOR STOCK OPTION PLAN

                      As adopted by the Board of Directors
                               on January 26, 2005

      1. NAME AND PURPOSE. This plan shall be called the Community Shores Bank Corporation 2005 Director Stock Option Plan (this "Plan"). This Plan is intended to (a) encourage stock ownership by Nonemployee Directors (as defined below) of Community Shores Bank Corporation (the "Company") or any of the Company's subsidiaries that adopts this Plan (including, corporate, limited liability company and other direct and indirect subsidiaries, individually, a "Subsidiary" and collectively, the "Subsidiaries"), (b) to provide such directors with an additional incentive to effectively manage the Company or the Subsidiaries and to contribute to their success, and (c) to provide a form of compensation which will attract and retain highly qualified individuals to serve as directors.

      2. EFFECTIVE DATE AND TERM OF THE PLAN. This Plan shall become effective with respect to the Company upon the date of its approval (the "Effective Date") by the Company's Board of Directors (the "Company Board"), and shall become effective with respect to a Subsidiary upon the date of its approval by the Board of Directors of the Subsidiary. However, this Plan is subject to approval by the Company's shareholders, and if such shareholder approval is not granted within twelve (12) months of the Effective Date, this Plan shall terminate. Grants of options may be made prior to such shareholder approval, but any options granted shall not be exercisable prior to such shareholder approval, and shall automatically terminate if shareholder approval is not given. No option may be granted under this Plan after December 31, 2014; provided, however, that all options outstanding as of that date shall remain or become exercisable pursuant to their terms and the terms of this Plan. The period from the Effective Date through December 31, 2014 is referred to in this Plan as the "Term of this Plan." The Company Board and the boards of directors of all of the Subsidiaries are collectively referred to in this Plan from time to time as the "Board of Directors" or the "Board," and the shareholders of the Company and of the Subsidiaries are collectively referred to in this Plan from time to time as the "Shareholders."

      3. ADMINISTRATION. This Plan shall be administered by a Committee of not less than two members of the Company Board (the "Committee"), none of whom may be an employee of the Company or any Subsidiary, and each of whom must qualify as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "34 Act"). The members of the Committee shall be appointed by the Company Board, who may, from time to time, change the members who serve on the Committee.

      The Committee may, from time to time, establish such regulations, provisions and procedures, within the terms of this Plan, as in the opinion of its members may be advisable in the administration of this Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

      The interpretation and construction by the Committee of any provisions of this Plan or of any option granted pursuant to this Plan shall be final and binding upon the Company, each Subsidiary, the Board of Directors, the Shareholders, any optionee and any Permitted Transferee (as defined below). No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted pursuant to the Plan.

      4. PARTICIPATION. Subject to the limitations contained in this Section 4, any Nonemployee Director (as defined below), may be granted options to purchase shares of the Company's common stock ("Common Stock") in accordance and consistent with the terms and conditions of this Plan. An optionee or a Permitted Transferee may hold more than one option, but only on the terms and subject to the restrictions set forth in this Plan. The Committee shall from time to time determine (from those who are eligible) the directors to be granted options, the amount of stock to be optioned to each director, and the terms and conditions of the options to be granted. The amount and other terms and conditions of options granted to a director at any given time need not be the same as for any other grant of options. A Nonemployee Director is any director of the Company or a Subsidiary who is neither a contractual nor common law employee of the Company or a Subsidiary.

      5. STOCK AVAILABLE FOR OPTIONS. Subject to the adjustments as provided in
Section 6(g), the aggregate number of shares of Common Stock (the "Shares") reserved for purposes of the Plan shall be twenty thousand authorized and unissued Shares or issued Shares reacquired by the Company. Determinations as to the number of Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time, which shall be consistent with the requirements of Rule 16b-3 promulgated by the SEC pursuant to the 34 Act, and interpretations of Rule 16b-3. If any outstanding option under this Plan expires or is terminated for any reason during the Term of this Plan, the Shares allocable to the unexercised portion of such option shall become available for the grant of other options under this Plan. No Shares delivered to the Company in full or partial payment upon exercise of an option pursuant to Section 6(c) shall become available for the grant of other options under this Plan.

      6. TERMS AND CONDITIONS OF OPTIONS. Each option granted under this Plan shall be evidenced by an agreement ("Option Agreement") in such form as the Committee shall from time to time approve. No person shall have any right with respect to the grant of an option unless and until he or she has executed an Option Agreement. Option Agreements shall comply with and be subject to the following conditions:

      (a) Number of Shares and Term of Options. Each Option Agreement shall state the number of Shares of the Common Stock of the Company to which it pertains and the term of the option. The term of each option shall be for a period of not greater than ten (10) years from the date of grant of the option.

      (b) Option Price. The exercise price of each option for each Share covered by the option shall not be less than the Fair Market Value per Share of Common Stock on the date of the grant of the option. For the purpose of this Section 6(b), the "Fair Market Value" per Share on a particular date shall mean (i) if the Common Stock is quoted on the OTC Bulletin Board (the "Bulletin Board"), the mean between the closing high bid and low asked quotations for such day (or, in the event that the Common Stock was not quoted on such day, the most recent preceding business day on which the Common Stock was quoted) of the Common Stock on the Bulletin Board, (ii) if the Common Stock is quoted on The Nasdaq Stock Market ("Nasdaq"), the mean between the closing high bid and low asked quotations for such day (or, in the event that the Common Stock was not quoted on such day, the most recent preceding business day on which the Common Stock was quoted) of the Common Stock on Nasdaq, or (iii) if neither clause (i) nor (ii) is applicable, a value determined by any fair and reasonable means prescribed by the Committee in its discretion.

      (c) Medium of Payment. The option price shall be payable to the Company either (i) in United States dollars in cash or by check, bank draft, or money order payable to the order of the Company, (ii) through the delivery of Shares of the Company's Common Stock with a Fair Market Value on the date of the exercise equal to the option price, provided such Shares are utilized as payment to acquire at least one hundred (100) Shares of Common Stock, or (iii) by a combination of
            (i) and (ii) above. For the purpose of this Section 6(c), "Fair Market Value" will be determined in the manner specified in Section 6(b), and the date of determination shall be the business day immediately preceding the date of exercise.

      (d) Exercise of Options. The Committee shall have the authority to determine, at the time of the grant of each option, the times at which an option shall vest and be exercisable and any conditions precedent to the exercise of an option. Once vested, an option shall be exercisable upon written notice to the Secretary or Chief Financial Officer of the Company, as to any or all Shares covered by the option, until its termination or expiration in accordance with the terms of the Option Agreement and the provisions of this Plan. Notwithstanding the foregoing, an option shall not at any time be exercisable with respect to less than one hundred (100) Shares unless the remaining Shares covered by the option are less than one hundred (100) Shares and the option is exercised with respect to all the remaining Shares. The purchase price of the Shares purchased pursuant to an option shall be paid in full upon delivery to the optionee or a Permitted Transferee of certificates for the Shares. Exercise by an optionee's heir or personal representative or any Permitted Transferee shall be accompanied by evidence of his or her authority to act, in a form reasonably satisfactory to the Company.

      (e) Options Transferable. Except as otherwise specifically provided in this Section 6(e), options may not be transferred, assigned, pledged or hypothecated in any way and shall not be subject to execution, levy, attachment or similar process; and any attempted transfer, assignment, pledge, hypothecation, or other disposition of an option or any execution, levy, attachment or similar process upon an option shall be null and void and without effect. The Committee may, in its discretion, authorize all or a portion of the options granted to an optionee to be on terms which permit the transfer of such options by the optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of the optionee or one or more Immediate Family Members, or (iii) a partnership or limited liability company in which the optionee or one or more Immediate Family Members are the only partners or members. (The persons or entities described in (i) through (iii) above shall be referred to as "Permitted Transferees"). However, (i) there may be no consideration for any such transfer, (ii) the Option Agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 6(e), and (iii) subsequent transfers of transferred options pursuant to this Section 6(e) shall be prohibited. Following a permitted transfer, any transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. The Company shall not be obligated to notify any Permitted Transferee of the expiration or termination of any option. No option may be transferred except strictly in accordance with the terms and conditions set forth above and any additional terms and conditions set forth in the relevant Option Agreement.

      (f) Termination of Service as Director. In the event an optionee shall cease to serve the Company or a Subsidiary as a director for any reason, each option held by the optionee or his or her Permitted Transferee(s) shall terminate to the extent not vested immediately prior to such termination of service. Following an optionee's termination of service as a director for any reason, any options held by the optionee or his or her Permitted Transferee(s) shall, to the extent vested, be exercisable, for the shorter of the following periods: (i) a period of one (1) year from the date of the optionee's termination of service as a director, or (ii) the remaining term of the option, subject to limitations imposed by this Plan. In the event of termination as a result of death, the option may be exercised by the personal representative of the optionee's estate or by any person or persons who have acquired the option directly from the optionee by bequest or inheritance or by a Permitted Transferee(s). If an optionee dies during the exercise period following cessation of service as a director, the option, to the extent vested, may be exercised any time within one (1) year after the optionee's death, subject to the prior expiration of the term of the option and other limitations imposed by this Plan.

      (g) Adjustment in Shares Covered by Option. The number of Shares covered by each outstanding option, and the purchase price per Share, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a split in or combination of Shares or the payment of a stock dividend on the Shares or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company.

            If the Company is the surviving corporation in any merger or consolidation or if the Company is merged into a wholly-owned subsidiary solely for purposes of changing the Company's state of incorporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of Shares subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, except as provided above, shall cause each outstanding option to terminate, provided that each outstanding option shall become fully vested and be exercisable immediately prior to such dissolution or liquidation, or such merger or consolidation.

            To the extent that the adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination shall be final, binding and conclusive. Any such adjustment may provide for the elimination of any fractional Shares which might otherwise become subject to an option.

            Except as expressly provided in this Section 6(g), an optionee or a Permitted Transferee shall have no rights by reason of any split or combination of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of assets or stock of another corporation, and any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of stock subject to the option.

            The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

      (h) Rights of a Stockholder. An optionee or a Permitted Transferee shall have no rights as a Shareholder with respect to any Shares covered by his or her option until the date on which he or she becomes the holder of record of such Shares. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date on which he or she shall have become the holder of record thereof, except as provided in Section 6(g).

      (i) Postponement of Delivery of Shares and Representations. The Company, in its discretion, may postpone the issuance and delivery of Shares upon any exercise of an option until completion of the registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any person exercising an option to make such representations, including, without limitation, a representation that it is his or her intention to acquire the Shares for investment and not with a view to distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules, and regulations. In such event, no Shares shall be issued to such holder unless and until the Company is satisfied with any such representations.

      (j) Other Provisions. The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable.

      7. ADJUSTMENTS IN SHARES AVAILABLE FOR OPTIONS. The adjustments in number and kind of shares and the substitution of shares, affecting outstanding options in accordance with Section 6(g), shall also apply to the number and kind of shares reserved for issuance pursuant to this Plan, but not yet covered by options.

      8. AMENDMENT OF THE PLAN. The Committee, insofar as permitted by law, shall have the right from time to time, with respect to any Shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that, without approval of the Board of Directors and the Shareholders of the Company, no such revision or amendment shall:

      (a) increase the maximum number of Shares which may be subject to the Plan,

      (b) materially increase the benefits accruing to option holders under the Plan,

      (c)   decrease the exercise price of options granted under the Plan, or

      (d) permit the granting of options under the Plan after the end of the Term of this Plan.

      9. RIGHT TO TERMINATE DIRECTOR'S SERVICE. Nothing in this Plan or in the grant of any option hereunder shall in any way limit or effect the right of the Board of Directors or the Shareholders to remove any director or otherwise terminate his or her service as a director, pursuant to law or the Articles of Incorporation or Bylaws of the Company or a Subsidiary.

      10. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Shares pursuant to options will be used for general corporate purposes, or such other purpose as the Committee or Company Board shall determine.

      11. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall impose no obligation upon the optionee or a Permitted Transferee to exercise such option.

      12. CONSTRUCTION. This Plan shall be construed under the laws of the State of Michigan, United States of America.

                                           REQUIRES PROMPT SHAREHOLDER ATTENTION

[COMMUNITY LOGO]
SHORES BANK
CORPORATION

April 7, 2005

Dear Shareholder:

Community Shores Bank Corporation will be conducting its annual meeting of shareholders in May this year. Your vote is important. Please take a moment to read this letter and to help Community Shores avoid the added expense of further solicitation by voting today. On the agenda are three proposals, which include:

      1.    Election of directors

      2.    Approval of an employee stock option plan

      3.    Approval of a director stock option plan

At Community Shores, we feel that directors and employees should be motivated to think like owners and that their interests should be aligned with those of our shareholders. WE BELIEVE THAT ADOPTING THE STOCK OPTION PLANS WILL HELP COMMUNITY SHORES INCREASE PRODUCTIVITY AND ACHIEVE GREATER RETURNS ON EQUITY. Details regarding these proposals can be found in our proxy statement.

           THE MANAGEMENT OF COMMUNITY SHORES RECOMMENDS THAT YOU VOTE

                        IN FAVOR OF ALL THREE PROPOSALS.

YOU MAY USE ONE OF THE FOLLOWING SIMPLE METHODS TO VOTE YOUR SHARES:

                               3 EASY WAYS TO VOTE

      1. VOTE BY TELEPHONE Call the toll-free number listed for this purpose on your voting form and follow the simple instructions.

      2. VOTE BY INTERNET Go to the website listed on your voting form. Have your control number listed on the form ready and follow the simple instructions on the site.

      3. VOTE BY MAIL Mark, sign, date and return your proxy card or voting form in the postage-paid return envelope provided.

                             YOUR VOTE IS IMPORTANT

Time is short. Please take action immediately to vote your shares! This will ensure your vote is counted. REMEMBER, FAILURE TO VOTE MAY CAUSE COMMUNITY SHORES TO INCUR ADDITIONAL COSTS. WITHOUT YOUR SPECIFIC INSTRUCTIONS, YOUR BANK OR BROKER MAY BE UNABLE TO VOTE YOUR SHARES ON AT LEAST TWO OF THE PROPOSALS. PLEASE VOTE YOUR PROXY IMMEDIATELY.

      if you have any questions or need assistance voting your shares, please call Mellon Investor Services LLC, who is assisting us, toll-free at
            (866) 325-9972.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES AND "FOR" THE PROPOSALS.         Please [ ]
                                                                                                     Mark Here
                                                                                                     for Address
                                                                                                     Change or
                                                                                                     Comments
                                                                                                     SEE REVERSE SIDE

                                                                                                            FOR  AGAINST  ABSTAIN
1. Election of Directors.          FOR                          2. Proposal to approve 2005 Employee Stock  [ ]    [ ]      [ ]
                               ALL NOMINEES      WITHHOLD FROM     Option Plan.
Nominees:                  (except as indicated  ALL NOMINEES
                           on the line below)
                                   [ ]               [ ]                                                    FOR  AGAINST  ABSTAIN
(01) Gary F. Bogner                                             3. Proposal to approve 2005 Director Stock  [ ]    [ ]      [ ]
(02) Robert L. Chandonnet                                          Option Plan.
(03) Jose A. Infante
(04) Joy R. Nelson
                                                                4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting, or at any adjournment of the meeting.
Withheld for the nominees you list below:
(Write those nominees' names in the space provided below.)
                                                                   PLEASE VOTE, DATE AND SIGN BELOW, AND RETURN PROMPTLY IN THE
                                                                                       ENCLOSED ENVELOPE.

SIGNATURE _________________   SIGNATURE ________________   DATE __________, 2005

PLEASE SIGN EXACTLY AS YOUR NAME(s) APPEAR(s) ON THIS PROXY. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES AND OTHER FIDUCIARIES SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN. IF A CORPORATION OR OTHER ENTITY, THE SIGNATURE SHOULD BE THAT OF AN AUTHORIZED PERSON WHO SHOULD STATE HIS OR HER TITLE.

                              FOLD AND DETACH HERE

      COMMUNITY SHORES
      BANK CORPORATION

      Dear Shareholder,

            Enclosed with this proxy is your Notice of Community Shores Bank Corporation's Annual Meeting and Proxy Statement, and 2004 Annual Report. We encourage you to carefully read these materials and exercise your right to vote your shares.

            Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the proxy card, detach it, and return your proxy vote in the enclosed postage paid envelope, or mail it to Community Shores Bank Corporation care of Mellon Investor Services, LLC Attention Proxy Unit, 85 Challenger Road, Ridgefield Park, NJ 07660.

            Your proxy card must be received prior to the annual meeting of shareholders on May 12, 2005.

      Sincerely,

      Community Shores Bank Corporation

PROXY

                        COMMUNITY SHORES BANK CORPORATION

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 12, 2005

      The undersigned hereby appoints Michael D. Gluhanich and Dennis L. Cherette, and each of them, with power to act without the other and with power of substitution in each, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote all of the shares of Community Shores Bank Corporation common stock of the undersigned, at the annual meeting of shareholders of Community Shores Bank Corporation to be held on May 12, 2005, and at any adjournments or postponements of the meeting, with all powers which the undersigned would have if present at the meeting.

      If this proxy is properly executed, the shares represented by this proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED IN THE PROXY AND FOR THE 2005 EMPLOYEE STOCK OPTION PLAN AND THE 2005 DIRECTOR STOCK OPTION PLAN.

        (CONTINUED AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)

                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT

      Time is short. Please take action immediately to vote your shares!This will ensure your vote is counted. REMEMBER, FAILURE TO VOTE MAY CAUSE COMMUNITY SHORES BANK CORPORATION TO INCUR ADDITIONAL COSTS. Please vote your proxy immediately.

      If you have any questions or need assistance voting your shares, please call Mellon Investor Services LLC, who is assisting us, toll-free at (866) 325-9972.